Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 30, 2025 relating to the financial statements appearing in the Annual Report on Form 20-F of Gorilla Technology Group Inc. for the year ended December 31, 2024.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP
New York, NY
March 18, 2026

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com